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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE


      PHOTOGEN TECHNOLOGIES ANNOUNCES ACQUISITION OF TECHNOLOGY TO ADVANCE ITS
                               LYMPHOGRAPHY PROGRAMS

          KEY METHODS AND MATERIALS TO COME FROM ALLIANCE PHARMACEUTICAL
                     CORP. AND MASSACHUSETTS GENERAL HOSPITAL


KNOXVILLE, TENN., OCT. 26, 1999 -- Photogen Technologies Inc. (OTC BB: PHGN) today announced that it has acquired technology from Alliance Pharmaceutical Corp. and Massachusetts General Hospital that will benefit Photogen's programs in non-invasive lymphography and cancer treatments.

Lymphography is a procedure following the diagnosis of cancer that is used to determine if cancer has spread to the lymph nodes.

From Alliance Pharmaceutical Corp., the Company acquired technology that describes methods for using certain particulate contrast materials that follow the course of tumor cells to the appropriate lymph node.

From Massachusetts General Hospital, the Company has licensed a special group of nanoparticulate contrast materials, including one ready for a Phase II/III clinical trial. The materials, which will be used in lymphography and other applications, disseminate throughout the lymphatic system to quickly locate the sentinel lymph nodes.

"This technology gives Photogen a very strong proprietary position in using radiation and radiation-activated sensitizers to non-invasively diagnose and treat cancer," said John Smolik, president and CEO.

Additional proprietary methods and materials, co-invented and recently improved by Dr. Gerald Wolf, Photogen's medical director and professor emeritus at Harvard University, complement Photogen's use of the radiosensitzer PH-10, by expanding Photogen's proprietary position to include methods of administration and treatment, and additional material agents.

"Photogen's origins are in combining light-based technologies with customized photochemicals to diagnose and treat disease," said Dr. Wolf. "The acquisition of the lymphography methods


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and materials will enable us to customize diagnostic and therapeutic treatments by carefully selecting and merging pre-existing technology."

About Photogen

Photogen Technologies, Inc. is a development-stage company focused on creating photodynamic-related healthcare products based on its proprietary multi-photon excitation and other related technologies. The company has discovered new methods for using light energy from lasers and X-rays to activate photoactive agents within deep tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light and photoactive agents that will destroy diseased cells, remove tissue or identify and diagnose disease. Photogen's proprietary technology is covered under existing U.S. patents and additional pending applications in the U.S. and worldwide. The company has no products or operating revenues at this time.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks and uncertainties include: the ability of the company to develop a product and obtain regulatory approval for its use; the ability of the company to successfully market and sell any products and equipment; the company's ability to manufacture products in sufficient quantities; the company's ability to maintain intellectual property protection for its proprietary products, to defend its existing intellectual property rights from challenges by third parties, and to avoid infringing intellectual property rights of third parties; unforeseen operating risks; the company's ability to secure collaborative agreements with third parties for various research, development, manufacturing, marketing and other functions; competition; risks associated with the dependence on manufacturers of the company's proposed products; the availability of capital to finance planned activities; and the extent to which the clinicians performing the procedures are able to obtain third-party reimbursement. These risks are qualified in their entirety by cautionary language and risk factors set forth in the company's filings with the Securities and Exchange Commission.

Media Contact: Hilary Kaye or Joan Murray at Hilary Kaye Associates
(714) 426-0444 (PST) or jmurray@hkamarcom.com